Exhibit 23.2
CONSENT OF TAX COUNSEL
We hereby consent to the filing of the form of our opinion as Exhibit 8.1 to this Pre-Effective Amendment No. 5 to the Registration Statement on Form S-1 and to all references to our Firm included or made a part of this Pre-Effective Amendment No. 5 to the Registration Statement. In addition, we hereby consent to the discussion of our form of opinion in the Prospectus constituting part of this Pre-Effective Amendment No. 5 to the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations.”

New York, New York	/s / Tannenbaum Helpern Syracuse & Hirschtritt LLP

November 21, 2007	Tannenbaum Helpern Syracuse & Hirschtritt LLP